Exhibit 10.18

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of October 2, 2012, is made among Marrone Bio Innovations, Inc., a Delaware corporation (“MBI”), Marrone Michigan Manufacturing, LLC, a Delaware limited liability company (“MMM” and together with MBI, collectively, “Debtor”) and Gordon Snyder, an individual (“Snyder”), as collateral agent for the lenders party to the Loan Agreement referred to below (in such capacity, “Secured Party”).

Debtor and Secured Party hereby agree as follows:

SECTION 1 Definitions; Interpretation.

(a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement referred to below.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2(a).

“Loan Agreement” means that certain Loan Agreement dated as of the date hereof by and among MBI, the lenders from time to time party thereto, and Snyder, as administrative agent and collateral agent for such lenders, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2 Security Interest.

(a) As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party as collateral agent, for itself and for the ratable benefit of the Lenders, a security interest in all of Debtor’s right, title and interest in, to and under all of its (i) personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, instruments, inventory, investment property, letter-of-credit rights, money, and other goods, and (ii) real property and real property interests, appurtenances, and fixtures, including rights of possession and use under leases and licenses, tenant improvements, and rights under options to lease or purchase and the like, and in the case of each of clauses (i) and (ii), all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the “Collateral”). The interest of any Lender in the Collateral shall be on a parity with the interests of all other Lenders, and the interest of each Lender in the Collateral shall be ratable in the proportion that the aggregate indebtedness then outstanding and unpaid under the Note(s) held by such Lender bears to the aggregate indebtedness then outstanding and unpaid under the Notes held by all Lenders (except to the extent the Lenders agree to any other ratable interest therein).

(b) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 15 hereof.

(c) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include, any general intangibles of Debtor (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term “Collateral” shall include, (A) any general intangible which is an account receivable or a proceed of, or otherwise related to the enforcement or collection of, any account receivable, or goods which are the subject of any account receivable, (B) any and all proceeds of any general intangibles which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party’s consent with respect to any such otherwise excluded general intangibles, such general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term “Collateral”.

(d) Anything herein to the contrary notwithstanding, in no event shall the Collateral include, and Debtor shall not be deemed to have granted a security interest in, any of Debtor’s right, title or interest in any of the outstanding voting capital stock or other ownership interests of a Controlled Foreign Corporation (as defined below) in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign Corporation entitled to vote; provided that (i) immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and Debtor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation; and (ii) if no adverse tax consequences to Debtor shall arise or exist in connection with the pledge of any Controlled Foreign Corporation, the Collateral shall include, and Debtor shall be deemed to have granted a security interest in, such Controlled Foreign Corporation. As used herein, “Controlled Foreign Corporation” shall mean a “controlled foreign corporation” as defined in the Internal Revenue Code.

(e) Secured Party agrees that, notwithstanding the terms of any account control agreements, while no Event of Default exists, Secured Party (i) shall refrain from exerting control over any deposit or securities accounts subject to such account control agreements, (ii) shall defer to Debtor’s control over the assets and proceeds in such accounts, including Debtor’s ability to withdraw from, or otherwise direct the disposition of funds from, deposit accounts for the payment of Debtor’s obligations to third parties as they become due and payable, and including Debtor’s ability to withdraw from, designate investments in, or otherwise direct activities in its securities accounts, and (iii) shall not send a “Notice of Exclusive Control” (or similar notice pursuant to which Secured Party purports to exert exclusive control over any deposit or securities account of Debtor) to the applicable bank, broker or other securities intermediary party to an account control agreement.

SECTION 3 Financing Statements, Etc. Debtor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Collateral, and Debtor shall execute and deliver to Secured Party, and Debtor hereby authorizes Secured Party to file (with or without Debtor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement.

SECTION 4 Representations and Warranties. Debtor represents and warrants to Secured Party that:

(a) Debtor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement, except for any filings necessary to perfect any Liens on any Collateral.

(d) Debtor’s exact legal name is as set forth in the first paragraph of this Agreement.

(e) Debtor has rights in or the power to transfer the Collateral, and Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

SECTION 5 Covenants. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

(a) Debtor shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve, and protect the Collateral.

(b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c) Debtor shall give prompt written notice to Secured Party (and in any event not later than 60 days following any change described below in this subsection) of: (i) any change in its name; (ii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (iii) any change in its registration as an organization (or any new such registration); or (iv) any change in its jurisdiction of organization.

(d) Debtor shall pay and discharge all material taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; provided that the failure to make any such payments shall not constitute a breach of this covenant unless the aggregate amount of such payments could reasonably be expected to exceed $200,000.

(e) Debtor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly not expressly prohibited hereunder.

(f) Upon the written request of Secured Party, Debtor shall promptly deliver to Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments.

(g) Upon Secured Party’s written request, Debtor shall promptly notify Secured Party if Debtor holds or acquires (i) any commercial tort claims, (ii) any chattel paper, including any interest in any electronic chattel paper, or (iii) any letter-of-credit rights.

SECTION 6 Events of Default. An “Event of Default” under the Loan Agreement shall constitute an Event of Default hereunder.

SECTION 7 Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Secured Party may, by notice to Debtor, declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC and other applicable laws.

(b) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied to the payment of the Obligations as set forth in the Loan Agreement. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law.

SECTION 8 Notices. All notices or other communications hereunder shall be provided in accordance with Section 9.02 of the Loan Agreement.

SECTION 9 No Waiver; Cumulative Remedies. No failure on the part of Secured Party or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party and the Lenders.

SECTION 10 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party, each Lender and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

SECTION 11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

SECTION 12 Entire Agreement; Amendment. This Agreement, the Loan Agreement, any note executed by Debtor to evidence the obligations of Debtor to Secured Party, and any other Loan Document, taken together, contain the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 13 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 14 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 15 Termination. Upon payment and performance in full of all Obligations, the security interest created under this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary or appropriate to evidence termination of all security interests given by Debtor to Secured Party hereunder.

SECTION 16 Joint and Several Liability. If Debtor consists of more than one Person, the liability of each Person comprising Debtor shall be joint and several, and each reference herein to “Debtor” shall mean and be a reference to each such Person comprising Debtor. The Debtors agree that any and all of their obligations hereunder shall be the joint and several responsibility of each of them notwithstanding any absence herein of a reference such as “jointly and severally” with respect to any such obligation. The compromise of any claim with, or the release of, any Debtor shall not constitute a compromise with, or a release of, any other Debtor.

SECTION 17 Conflicts. In the event of any conflict or inconsistency between this Agreement and the Loan Agreement, the terms of this Agreement shall control.

SECTION 18 Confidentiality. Secured Party covenants and agrees, on a continuing basis, to use reasonable efforts to maintain the confidentiality of and not to disclose to any person other than its officers, directors, attorneys and accountants and subsidiaries and affiliates, and such other persons to whom Secured Party shall at any time be required to make such disclosure in accordance with applicable law, any and all proprietary, trade secret or confidential information provided to or received by Secured Party from or on account of Debtor or any subsidiary or affiliate of Debtor, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices or contractual information, customer lists, employee relation matters, and any other information the disclosure of which could reasonably be expected to have a material adverse impact on the business, finances or operations of Debtor or its subsidiaries and affiliates; provided, however, the foregoing provisions shall not be effective regarding the disposition of Collateral after an Event of Default.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

MARRONE BIO INNOVATIONS, INC., a Delaware corporation

By:
Name:	Pam Marrone
Title:	President and Chief Executive Officer

MARRONE MICHIGAN MANUFACTURING, LLC, a Delaware limited liability company

By:
Name:	Pam Marrone
Title:	Chief Executive Officer

GORDON SNYDER